SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 03/31/2003
FILE NUMBER 811-2731
SERIES NO.: 2

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $17,032
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $ 1,818
              Personal Investment Class    $    94
              Cash Management Class        $ 4,920
              Reserve Class                $    65
              Resource Class               $ 2,178


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0122
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0097
              Personal Investment Class    $000.0069
              Cash Management Class        $000.0114
              Reserve Class                $000.0038
              Resource Class               $000.0106



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class          1,321,195
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class       227,822
              Personal Class                  16,969
              Cash Management Class          617,685
              Reserve Investment Class        12,651
              Resource Class                 260,178


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00